CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Strategic Mining Corporation

130 King Street West, Suite 1800

Toronto, ON, Canada

We consent to the use of our report dated April 23, 2010, on Form 10/A, with respect to the balance sheets of Strategic Mining Corporation as of December 31, 2009 and 2008 and the related statements of operations, changes in shareholders’ equity (deficit), and cash flows for the years then ended.

/s/ EFP Rotenberg, LLP

EFP Rotenberg, LLP

Rochester, New York

August 9, 2010